UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

SPRING BANK PHARMACEUTICALS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-37718	52-2386345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 South Street

Hopkinton, MA 01748

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (508) 473-5993

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2018, the Board of Directors (the “Board”) of Spring Bank Pharmaceuticals, Inc., a Delaware corporation, (the “Company”) elected Timothy Clackson, Ph.D. to the Board as a class I director with a term expiring at the 2019 annual meeting of stockholders.

In accordance with the Company’s current non-employee director compensation policy, Dr. Clackson will receive a $35,000 annual cash retainer for service on the Board. The Company’s non-employee director compensation policy includes a stock-for-fees policy, under which Dr. Clackson has elected to receive common stock of the Company (the “Common Stock”) in lieu of cash fees for service as a director of the Company.

In addition, in accordance with the Company’s current non-employee director compensation policy, Dr. Clackson received an option to purchase 11,000 shares of Common Stock upon his election to the Board, at an exercise price of $13.10, the closing share price of the Common Stock on the Nasdaq Global Market on March 1, 2018. This option becomes exercisable on a monthly basis over the course of three years, subject to Dr. Clackson’s continued service as a director of the Company. Dr. Clackson is also entitled to receive an option to purchase 5,500 shares of Common Stock on the date of each annual meeting of stockholders with an exercise price equal to the closing share price of the Common Stock on the Nasdaq Stock Market on the date of grant. Such option shall vest in 12 equal monthly installments while Dr. Clackson is serving as a director of the Company.

Also, in connection with his election to the Board, Dr. Clackson entered into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially the same as the form of indemnification agreement that the Company has entered into with its other directors, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-208875) filed with the SEC on January 5, 2016. The indemnification agreement provides that the Company will indemnify the relevant director for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director.

There are no arrangements or understandings between Dr. Clackson and any other person pursuant to which Dr. Clackson was elected as a director.

A copy of the press release announcing Dr. Clackson’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRING BANK PHARMACEUTICALS, INC.

Date: March 5, 2018	By:	/s/ Martin Driscoll
Martin Driscoll
President and Chief Executive Officer